NORTHROP GRUMMAN CORPORATION



                           EXHIBIT 15


Letter from Independent Accountants Regarding Unaudited Interim
Financial Information


August 8, 2000

Northrop Grumman Corporation
Los Angeles, California

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Northrop Grumman Corporation and subsidiaries for the periods ended March 31, 2000 and 1999, as indicated in our report dated April 24, 2000; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Current Report on Form 8-K dated August 8, 2000, is incorporated by reference in Registration Statement
Nos. 33-59815, 333-59853 and 333-680030 on Form S-8 and
Registration Statement Nos. 333-78251 and 333-85633 on Form S-3 and Registration Statement No. 333-40862 on Form S-4.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


Deloitte & Touche LLP
Los Angeles, California
August 8, 2000